UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 30, 2025

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1633 Broadway New York, New York	10019
(Address of principal executive offices)	(Zip code)

(212) 418-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2025, Virtu Financial, Inc. (“Virtu” or the “Company”) announced that the Company’s current Chief Technology Officer, Aaron Simons, has been appointed Chief Executive Officer (“CEO”) by the Company’s Board of Directors (the “Board”), and elected to the Board, effective August 1, 2025. Mr. Simons will succeed the Company’s current CEO Douglas A. Cifu as of August 1, 2025. Mr. Cifu will remain with the Company as a consultant until December 31, 2025 to facilitate a smooth transition.

Mr. Simons, 45, joined Virtu in 2008 shortly after the Company’s founding and has over 16 years’ experience in technology and trading and has served in various roles of increasing seniority during his career at Virtu, including serving as Chief Technology Officer since 2019. Prior to Virtu, Mr. Simons conducted postdoctoral research in theoretical physics after completing his PhD in Physics at Harvard. Mr. Simons also received a B.S. in Mathematics from California Institute of Technology.

The Company previously entered into an amended and restated employment letter agreement with Mr. Simons on November 30, 2022 (the “Simons Employment Agreement”) pursuant to which Mr. Simons is employed by the Company’s subsidiary, Virtu Financial Operating LLC (“VFO”) with an initial term expiring February 26, 2027 (the “Term”). Under the Simons Employment Agreement, Mr. Simons’ annual base salary is $600,000 per year, and he is eligible to receive an annual bonus with a target bonus opportunity of $2,000,000 and a maximum bonus opportunity equal to $3,000,000. Fifty percent (50%) of the annual bonus is based on the achievement of quantitative targets and fifty percent (50%) of the annual bonus is based on the achievement of qualitative goals, in each case as was previously set by the Company’s CEO together with the Compensation Committee of the Board (the “Compensation Committee”).

Mr. Simons is eligible to receive an equity award at the beginning of each calendar year during the Term (the “Annual Equity Grant”). The Company’s prior practice has been to issue the Annual Equity Grant in the form of 75,000 restricted shares or restricted stock units (“RSUs”) in respect of shares of the Company’s Class A common stock (“Shares”) that are subject to performance and service conditions. The number of Shares earned under each Annual Equity Grant has been and will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with 100% of Shares earned upon at least 65% achievement. In the event of achievement below sixty-five percent (65%), the Compensation Committee will determine the number of earned Shares, if any, in its sole discretion. To the extent any Shares are earned with respect to an applicable Annual Equity Grant, fifty percent (50%) of such Shares vest on the January 31st of the calendar year following the year to which such award relates and the remaining fifty percent (50%) will vest on the anniversary of such date, subject to Mr. Simons’ continued employment through each applicable vesting date.

Under the Simons Employment Agreement, if Mr. Simons’ employment is terminated by VFO without cause, due to death or disability, by Mr. Simons for good reason, or due to the expiration of the Term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the Term (each, a “Qualifying Termination”), then in addition to receiving his accrued amounts, Mr. Simons will be entitled to, subject to the execution of a release of claims: (1) severance pay in an aggregate amount equal to the greater of (x) one times his base salary or (y) the amount of base salary that would have been paid through end of the Term (the “Severance Amount”); (2) continued health, dental, vision and life insurance benefits under the terms of our benefit plans for (x) twelve (12) months or (y) the period from termination of employment through the remainder of the Term, whichever is longer (the “Benefits Continuation Period”); (3) remain eligible to earn restricted Shares or RSUs under his then current Annual Equity Grant, and to the extent earned, a prorata portion of such Shares or RSUs, as applicable, shall be deemed vested on the last day of the calendar year to which such award relates (the “Eligible Equity Acceleration”); (4) accelerated vesting of any earned but unvested restricted Shares or RSUs under the Annual Equity Grant in the year prior to the year of termination; and (5) 75,000 fully vested Shares or, if Mr. Simons has made an applicable and timely deferral election, deferred stock units (sections (3), (4) and (5) of the Simons Employment Agreement collectively, the “Equity Acceleration”).

If a Qualifying Termination occurs (i) in anticipation of, and at a time when material steps have been taken toward, a change in control and a change in control does occur, or (ii) within twelve (12) months following a change in control, then Mr. Simons is entitled to the payments and benefits described above; however, (1) in lieu of the Severance Amount, Mr. Simons will be entitled to receive two and a half times the sum of (x) his base salary and (y) his annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to Mr. Simons for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) twenty-four (24) months or (y) the period from termination of employment through the remainder of the Term, whichever is longer; and (3) in lieu of the Eligible Equity Acceleration, Mr. Simons will be entitled to receive a prorata portion of all of the Shares underlying his then current Annual Equity Grant, which shall be deemed vested as of the date of termination. In the event that the Qualifying Termination occurs in anticipation of, and at a time when material steps have been taken toward, a change in control and a change in control does occur, then any amounts payable to Mr. Simons pursuant to the Simons Employment Agreement will be adjusted to reflect any prior receipt of the Severance Amount or Equity Acceleration.

On July 29, 2025, the Company and Mr. Cifu entered into a letter agreement (the “Cifu Separation Agreement”) pursuant to which the Company and Mr. Cifu mutually agreed that Mr. Cifu will transition out of the CEO and Board roles on August 1, 2025 (the “Separation Date”) and into a consultant role through December 31, 2025 (the “Consulting Period”).

Pursuant to the Cifu Separation Agreement, subject to Mr. Cifu executing a general release and waiver of claims against the Company, Mr. Cifu will receive the following severance benefits as a result of his separation on the Separation Date: (1) severance pay in an aggregate amount equal to the total amount of base salary that would otherwise have been payable through February 28, 2028; (2) continued health, dental, vision and life insurance benefits under the terms of the Company’s benefit plans through February 28, 2028; (3) remain eligible to earn restricted Shares or RSUs granted to him in connection with his 2025 annual equity award grant in full based on actual performance in 2025; (4) accelerated vesting of any earned but unvested restricted Shares or RSUs under the his annual equity awards granted in 2024; (5) 150,000 Shares; (6) a full annual bonus for 2025 based on actual performance in 2025, provided that the portion of the annual bonus typically paid in RSUs will instead be paid in a deferred cash award; and (7) his restricted Shares or RSUs granted in connection with previous year’s annual bonuses will remain eligible to vest in accordance with the terms of such’s awards underlying agreement as if Mr. Cifu remain employed with the Company through each applicable vesting date set forth therein. The Company will also pay an aggregate amount of $5,000,000 to Mr. Cifu as compensation for services rendered by Mr. Cifu to the Company during the Consulting Period.

Mr. Cifu continues to be bound by the confidentiality and restrictive covenant provisions set forth in the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial LLC, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the third anniversary of the Separation Date.

The foregoing descriptions do not purport to be a complete statement of the parties’ rights and obligations under the Simons Employment Agreement or the Cifu Separation Agreement, which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the third quarter.

The Company’s press release announcing Mr. Cifu’s departure and Mr. Simons’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (including the exhibits incorporated by reference herein) may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the transition of the Company’s CEO. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Virtu assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if Virtu does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation, risks relating to the transition of the Company’s CEO. For a discussion of additional risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission (the “SEC”) filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Virtu Financial, Inc., dated July 30, 2025
104	Cover Page Interactive File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
Name:	Justin Waldie
Title:	Senior Vice President, Secretary and General Counsel

Dated: July 31, 2025